UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 29, 2021 (January 27, 2021)

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street     Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:     (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	TWIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01     Entry into a Material Definitive Agreement.

On January 27, 2021, Twin Disc, Incorporated (the “Company”) entered into a Forbearance Agreement and Amendment No. 6 to Credit Agreement (the “Forbearance Agreement”) that amends the Credit Agreement dated as of June 29, 2018, as amended (the “Credit Agreement”) between the Company and BMO Harris Bank, N.A. (the “Bank”). Capitalized terms in this Current Report that are not otherwise defined herein are defined in the Credit Agreement, as amended.

The Company entered into the Forbearance Agreement because the Company was not in compliance with its financial covenant to maintain a minimum EBITDA of at least $2,500,000 for the three fiscal quarters ended as of December 25, 2020. In the Forbearance Agreement, the Bank has agreed to forbear from exercising its rights and remedies against the Company under the Credit Agreement with respect to the Company’s noncompliance with the minimum EBITDA covenant during the period (the “Forbearance Period”) commencing January 27, 2021 and ending on the earlier of (i) September 30, 2021, and (ii) the date on which a default under the Forbearance Agreement or Credit Agreement occurs. During the Forbearance Period, the Bank may continue to honor requests of the Company for draws on the revolving note provided by the Bank under the Credit Agreement, except that the revolving credit commitment is reduced from $45,000,000 to $42,500,000 during the Forbearance Period. When the Forbearance Period ends, the Bank’s forbearance under the Forbearance Agreement will cease, and upon notice from the Bank, the Company’s obligations under the Loan Documents would be accelerated and become due at the default rate, and the Bank may exercise its rights and remedies under the Credit Agreement for any occurrence and continuation of default under the Credit Agreement.

Pursuant to Amendment No. 5 to Credit Agreement dated as of July 22, 2020 (the “Fifth Amendment”) between the Company and the Bank, the Company was provided with relief for certain of its financial covenants under the Credit Agreement, which relief would terminate the earlier of June 30, 2021 or a date selected by the Company (the “Relief Period”). The Forbearance Agreement makes certain adjustments to relief provided under the Fifth Amendment to address the application of such relief during the Forbearance Period. Specifically:

●	The Company is relieved from its Total Funded Debt to EBITDA ratio financial covenant under the Credit Agreement through the Relief Period and the Forbearance Period.

●
Until the earlier to occur of (i) the termination of the Relief Period or (ii) the termination of the Forbearance Period, the “Applicable Margin” to be applied to Revolving Loans, the Term Loan, and the Commitment/Facility Fee will be 3.25%, 3.875%, and 0.20%, respectively.

●
The Company may not make certain restricted payments (specifically, cash dividends, distributions, purchases, redemptions or other acquisitions of or with respect to shares of its common stock or other common equity interests) during the Relief Period or the Forbearance Period.

●
The $10,000,000 limit on the amount the Company may incur in capital expenditures per fiscal year is extended beyond the fiscal year that ends June 30, 2021, but the limit will be removed if the Forbearance Period ends during the fiscal year ending June 30, 2022.

●	The Company must maintain liquidity (as defined in the Forbearance Agreement) of at least $15,000,000 at all times during the Relief Period and the Forbearance Period.

●	The Company is not required to observe or perform the minimum EBITDA covenant, as amended by the Fifth Amendment, during the Forbearance Period.

The Forbearance Agreement also added to the Company’s financial reporting requirements under the Credit Agreement by requiring the Company to provide the Bank with monthly forecasts of the Company’s financial statements, and monthly reports on the Company’s six-month backlog.

The above description of the Forbearance Agreement is qualified in its entirety by reference to the Forbearance Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Forbearance Agreement and Amendment No. 6 to June 29, 2018 Credit Agreement between Twin Disc, Incorporated and BMO Harris Bank, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2021	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary